UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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CAREER EDUCATION CORPORATION

(Name of Registrant as Specified in Its Charter)

Steve Bostic
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Stockholder Proposals for Career Education Corporation Restoring Investor Confidence in CEC through Corporate Governance Reform

Overview of Stockholder Proposals Steve Bostic, a major CEC stockholder, has recently proposed to the CEC Board three stockholder proposals to be voted on at CEC's Annual Meeting on May 20, 2005: Declassify the Board of Directors Empower Stockholders to Call a Special Meeting Repeal CEC's Poison Pill

Overview of Stockholder Proposals (cont'd) I believe that these proposals will improve long-term investor confidence in CEC's Board by: Ensuring that the Board is "stockholder friendly" Facilitating Board accountability to stockholders Ensuring appropriate Board involvement in timely resolving critical issues with regulators Fostering a corporate culture dedicated to meeting today's high corporate governance expectations

The Need for Good Corporate Governance I believe that corporate governance is a value driver in today's marketplace: Corporate governance studies indicate that good governance increases stockholder value[1] Enron, WorldCom and other recent corporate scandals have triggered new corporate governance expectations Investors, interest groups and regulators expect new levels of legal and credibility standards for directors as corporate overseers and financial stewards Corporate governance groups such as ISS and key institutional shareholders like TIAA-CREF historically have supported the types of corporate governance reforms embodied in these stockholder proposals. [1] See, e.g. Lawrence D. Brown and Marcus L. Caylor, "Corporate Governance and Firm Performance" (available via download from http://www.issproxy.com/governance/whitepapers.jsp),

Governance at CEC I believe that management and Board of Directors at CEC have failed to meet increased governance demands of the post-Enron era, including: Failure to recognize the premium the investor community now places on good governance practices Corporate governance shortcomings have depressed the stock price of an otherwise outstanding company Inadequate responses to SEC, DOJ and other regulatory inquiries and failure to resolve such issues in a timely, effective manner Anti-takeover devices restrict stockholder rights and shield management and the Board from meaningful stockholder oversight

Governance at CEC (cont'd) In my opinion, the lack of effective stockholder oversight has allowed the Board to avoid addressing fundamental quality issues at the Company, including: Reducing bad debt expense Improving default rate of student loans Decreasing key employee turnover rates Improving relationships with accreditation agencies, especially SACS Developing appropriate management training and succession programs for key positions

Proposal # 1 Declassify CEC's Board of Directors RESOLVED, that the Stockholders request the Board of Directors to take all steps necessary to declassify the Board of Directors so that all directors are elected annually and that the Company's Certificate of Incorporation and By-Laws be amended accordingly.

Proposal # 1 (cont'd) Rationale: Make CEC's directors more accountable to the stockholders Give stockholders the opportunity to vote on the election of each director annually Annual indication of approval or disapproval of the performance of the Board

Proposal # 2 Empower Stockholders to Call a Special Meeting RESOLVED, that the Stockholders request the Board of Directors to take all steps necessary to amend the Certificate of Incorporation and By-Laws to provide that Stockholders owning in the aggregate at least 33-1/3% of the outstanding shares of the Company's Common Stock shall be permitted to call a special meeting of the Stockholders.

Proposal # 2 (cont'd) Rationale: Increase stockholder ability to hold the Board of Directors and CEC's management accountable Facilitate stockholder ability to exercise oversight in an expedient manner by giving the ability to remove directors or initiate a stockholders' resolution without having to wait for the next scheduled meeting

Proposal # 3 Repeal CEC's Poison Pill RESOLVED, that the Stockholders request the Board of Directors to terminate the Company's Stockholder Rights Plan by amending Section 7(a) of the Rights Agreement dated as of May 28, 2002, between the Company and Computershare Investor Services, LLC (as Rights Agent) to provide that the "Final Expiration Date" described therein shall be May 28, 2005.

Proposal # 3 (cont'd) Rationale: Poison Pill shifts voting rights away from stockholders to management on matters pertaining to the sale of the Company CEC's decision to circumvent stockholder approval when it adopted its poison pill is contrary to widely accepted notions of fundamental stockholder rights

Required Stockholder Support To amend CEC's Certificate of Incorporation and By-laws requires an affirmative vote of 80% of the stockholders With such a high threshold for success, support from as many stockholders as possible is critical PLEASE VOTE THE WHITE PROXY CARD TO SUPPORT THESE CORPORATE GOVERNANCE REFORMS

Conclusion I believe that voting the WHITE Proxy Card to remove CEC's anti-takeover devices will: Restore stockholder confidence Provide a signal to the investor community of CEC's commitment to good governance practices Attract significant new investment Impose the management and Board accountability necessary to ensure that a good performance record is established and maintained Ultimately increase stockholder value and stabilize the stock price

IMPORTANT INFORMATION On March 23, 2005, Mr. Bostic filed a preliminary proxy statement with the Securities and Exchange Commission relating to his solicitation of proxies from stockholders of Career Education Corporation ("CEC") with respect to CEC's 2005 Annual Meeting scheduled for May 20, 2005. Mr. Bostic will file with the Commission, and will furnish to CEC stockholders, a definitive proxy statement regarding his solicitation of proxies from CEC stockholders with respect to the 2005 Annual Meeting. Mr. Bostic also may file additional proxy solicitation materials. MR. BOSTIC ADVISES ALL CEC STOCKHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY SOLICITATION MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Mr. Bostic's preliminary proxy statement is, and the definitive proxy statement and other proxy solicitation materials will be, available for free at the Securities and Exchange Commission's Internet web site at www.sec.gov. You may also obtain a free copy of Mr. Bostic's definitive proxy statement, when it becomes available, and other proxy solicitation materials by writing to Mr. Bostic at 70 Gruber Lane, Suite 250, St. Simons Island, Georgia 31522-2862.

PARTICIPANT INFORMATION Mr. Bostic has an interest in the solicitation of proxies with respect to the 2005 Annual Meeting of CEC arising from his beneficial ownership of the common stock of CEC. Mr. Bostic is the beneficial owner of 1,081,340 shares of CEC common stock.